EXHIBIT 21


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ENSERCH CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF TEXAS UTILITIES COMPANY)
(as of March 23, 1998)


                                                                 State or Country of
                                                                    Incorporation
ENSERCH Corporation                                                      Texas
      Lone Star Gas Company (an unincorporated division)                 Texas
      Lone Star Pipeline Company (an unincorporated division)            Texas
      Enserch Processing, Inc.                                         Delaware
      Enserch Energy Services, Inc.                                      Texas
            Direct Gas Supply Corp.                                    New York
            Enserch Energy Services (Canada), Inc.                       Texas
            Enserch Energy Services (New York), Inc.                   Delaware
            Enserch Energy Services Risk Management Company              Texas
            Enserch Energy Services Trading Company                      Texas
            Enserch Gas Marketing Company                                Texas
      ALEASCO, Inc.                                                     Alaska
      ENS Claims Management, Inc.                                      Delaware
      ENS Holdings I, Inc.                                               Texas
      ENS Holdings II, Inc.                                              Texas
      ENS Insurance Company                                            Vermont
      ENSERCH E&C Holdings, Inc.                                        Nevada
            ENS Equipment Corporation                                  Delaware
            ENSERCH E&C, Inc.                                           Nevada
            ESICORP Constructors International Inc.                    Delaware
                  ENS U. K. Limited (1)                           United Kingdom
                        ENS Limited (1)                           United Kingdom
                        Process Engineering International Ltd.(1) United Kingdom
            ESICORP Industries Inc. (Delaware)                         Delaware
                  Ebasco Cayman Limited                           Cayman Islands
                        Ebasco Services Singapore  Pte. Ltd.           Singapore
                  Ebasco Energy A. G.                                Switzerland
            Ebasco Services of Canada Limited                           Canada
            Engineering International Liquidating Company, Inc.       California
      Ensat Pipeline Company                                             Texas
      Enserch Finance II, Inc.                                           Texas
      Enserch Finance N.V.                                       Netherlands Antilles
      Enserch Gas Transmission Company                                   Texas
      Enserch House, Inc.                                                Texas
      Enserch International Investments Limited                       Delaware
            Humphreys and Glasgow Limited                         United Kingdom
      Enserch Shirley, Inc.                                            Delaware
      Fleet Star of Texas, L.C. (2)                                      Texas
      LS Energy, Inc.                                                    Texas
      Lone Star Dallas Energy Center, Inc.                               Texas
      Lone Star Energy Services, Inc.                                    Texas
      Lone Star Gas Company of Texas, Inc.                               Texas
      TRANSTAR Technologies L.C.                                         Texas


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(1)   99% owned by parent corporaton.
(2)   50% owned by ENSERCH Corporation.

    Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate. The financial statements of each subsidiary are included in the consolidated financial statements except that the equity method of accounting is used for subsidiaries in which the Company has 50% or less ownership. Such unconsolidated subsidiaries considered in the aggregate do not constitute a significant subsidiary.


                 Affiliates

                                                          State or County
                                                          of Incorporation
                                                          or Organization

Enserch SACROC Inc. (1)                                          Texas
ENS Holdings Limited Partnership                                 Texas
FinaStar Partnership                                             Texas
Lavair Cogeneration Limited Partnership                        Delaware
Gulf Coast Natural Gas Company (2)                               Texas



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(1)   99.65% owned by Enserch Finance II, Inc. and .35% owned by ENS
      Holdings Limited Partnership.
(2) General partnership: General Partner, Enserch Gas Transmission Company (50%) and General/Managing Partner, Tejas Gas Transmission Company (50%).


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